Consent of Ernst & Young LLP


     We  consent to the reference to our firm under the
captions  "Selected  Consolidated Financial  Data"  and
"Experts" in the Registration Statement (Form S-3)  and
related  Prospectus  of  Kohl's  Corporation  for   the
registration of 4,903,600 shares of its common stock and to the incorporation by reference therein of our report dated March 9, 1998, with respect to the consolidated financial statements of Kohl's Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.


                              /s/   Ernst & Young LLP

                              ERNST & YOUNG LLP

Milwaukee, Wisconsin
March 1, 1999